As filed with the Securities and Exchange Commission on December 7, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL MOTORS FINANCIAL COMPANY, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank E. Brown III, Esq.

Senior Vice President, Corporate Counsel and Secretary

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher J. Clark, Esq.

Courtenay Myers Lima, Esq.

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004-1304

(202) 637-2200

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

GENERAL MOTORS FINANCIAL COMPANY, INC.

Preferred Stock

Debt Securities

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers or agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and “our Company” in this prospectus, we mean General Motors Financial Company, Inc., excluding its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

In this prospectus, unless the context indicates otherwise, “securities” means, collectively, any preferred stock or debt securities offered hereby.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” and other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In connection with this, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. In evaluating these statements, you should specifically consider the risks referred to under the heading “Risk Factors” in this prospectus and in the reports we file from time to time with the SEC and incorporate by reference herein.

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the SEC, and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.gmfinancial.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indentures and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference herein modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 2, 2022.

•

Our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on April 27, 2022, for the fiscal quarter ended June 30, 2022, filed with the SEC on July 26, 2022, and for the fiscal quarter ended September 30, 2022, filed with the SEC on October 25, 2022.

•	Our Current Reports on Form 8-K filed with the SEC on January 11, 2022, April 5, 2022, April 7, 2022, June 9, 2022 and October 12, 2022.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

General Motors Financial Company, Inc. is the wholly owned captive finance subsidiary of General Motors Company (“GM”) and a global provider of automobile financing solutions. We offer automobile loans and leases and commercial dealer loans throughout many different regions, subject to local regulations and market conditions. We evaluate our business in two operating segments: North America (the “North America Segment”) and international (the “International Segment”). The North America Segment includes our operations in the United States and Canada. The International Segment includes our operations in all other countries.

Our principal executive offices are located at 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and our telephone number is (817) 302-7000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Risks Related to Securities

We cannot assure you that active trading markets will develop for any securities.

Unless otherwise indicated in the applicable prospectus supplement, each series of securities will be a new issue of securities with no established trading market, and we do not intend to apply for a listing of any securities on any national securities exchange or any automated dealer quotation system. There may be little or no secondary market for any securities and, for certain of our debt securities referred to as “term notes,” the secondary market for such securities may have lower liquidity than other types of debt securities offered hereby. Even if a secondary market for a series of securities develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Any applicable underwriters will not be obligated to make a market in any securities after the applicable offering is completed and may discontinue market-making with respect to the applicable series of securities without notice. In addition, the liquidity of the trading market in the securities, and the market prices quoted for the applicable securities, may be adversely affected by changes in the overall market for the applicable type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, there can be no assurance that an active trading market will develop or continue for any series of securities.

Our ability to service our debt and other obligations is dependent upon our subsidiaries.

We are a holding company with no direct operations and are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including payment of principal, premium, if any, and interest on any of our indebtedness, and any of our future obligations, and to declare and pay dividends. Our subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any of our indebtedness or other obligations or to make any funds available therefor. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of those subsidiaries then in effect and applicable law. There can be no assurance that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us to enable us to pay principal, premium, if any, or interest on our existing indebtedness or other obligations or on any securities when due.

Any adverse rating of securities may cause their trading prices to fall.

We may seek ratings on securities. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including any series of securities. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any rating of any series of securities may not reflect all risks related to us and our business, or the structure or market value of such series of securities. The rating agencies evaluate the automobile finance industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, in the ratings assigned to any series of securities, us or our other securities, or any perceived decrease in our creditworthiness, could cause the trading price of the securities to decline significantly.

GM has no obligations under any series of securities and may have interests that conflict with those of the holders of such series of securities.

GM is not a guarantor of, or in any way obligated in connection with, any series of securities issued by us. We are a wholly owned subsidiary of GM. As our parent, GM controls our fundamental corporate policies and transactions, including, but not limited to, the approval of significant corporate transactions. The interests of GM as equity holder and as parent of a captive finance subsidiary may differ from your interests as a holder of a series of securities. For example, GM may have an interest in pursuing, or causing us to pursue, acquisitions, divestitures, financings or other transactions that, in its judgment, could enhance its equity investment in us or the value of its other businesses, even though those transactions might involve risks to you as a holder of a series of securities.

Unless otherwise described in the applicable prospectus supplement, our management will have broad discretion to determine how to use the funds raised in an offering of securities and may use them in ways that may not enhance our results of operations.

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include uses for general corporate purposes. In such a case, our management will have significant discretion as to the use of the net proceeds to us from the sale of the securities and could spend the proceeds in ways that do not improve our results of operations.

Risks Related to Preferred Stock

Any preferred stock offered hereby will be equity and will be subordinate to our existing and future indebtedness.

Any shares of preferred stock offered hereby will be equity interests and will not constitute indebtedness of our Company or any of our subsidiaries. As a result, any preferred stock will rank junior to all of our and our subsidiaries’ existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of a series of preferred stock then outstanding.

We currently have a substantial amount of outstanding indebtedness, the payment of principal and interest on which reduces the cash available for payment of dividends on our capital stock, including any series of preferred stock offered hereby. The terms of a series of preferred stock will not restrict our business or operations, nor will they restrict our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights of the series of preferred stock described in the applicable prospectus supplement.

A series of preferred stock offered hereby may be junior to other preferred stock we have issued or may issue in the future.

A series of preferred stock will be junior as to payment of dividends to any series of our preferred stock that may be issued (with the requisite vote or consent of the holders of the applicable series of preferred stock and all other series of parity stock that we have issued or may issue with like voting rights, voting together as a single class) in the future that is expressly stated to be senior to the applicable series of preferred stock as to payment of dividends and the distribution of assets upon liquidation or winding up of our Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any of those shares that rank senior in priority with respect to dividends, we may not pay any dividends on the applicable series of preferred stock or redeem or otherwise repurchase any shares of such series of preferred stock until we have paid or set aside for payment the full amount of the unpaid dividends on the shares that rank senior in priority with respect to dividends that must, under the terms of such shares, be paid before we may pay dividends on, or redeem or repurchase, the applicable series of preferred stock. In addition, in the event of any liquidation or winding up of our Company, holders of a series of preferred stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation or winding up.

Dividends on a series of preferred stock will be discretionary and subject to restrictions.

Although dividends on a series of preferred stock may be cumulative, such dividends will be discretionary. As a Texas corporation, we are also subject to restrictions on payments of dividends, and any redemption price must be paid out of lawfully available funds. Consequently, if our board of directors (or a duly authorized committee of our board of directors) does not authorize and declare a dividend for any dividend period, holders of a series of preferred stock will not be entitled to receive any such dividend on the relevant dividend payment date. Though each unpaid dividend will accumulate, no interest will accrue on any such accumulated and unpaid dividend. In addition, we may become subject to contractual restrictions on our ability to pay dividends in the future, whether under indebtedness or otherwise.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on a series of preferred stock.

If dividends are not paid in full upon a series of preferred stock or any other class or series of our capital stock we have issued or may issue that has dividend rights on parity with such series of preferred stock (whether such dividends are cumulative or non-cumulative), all dividends declared upon such series of preferred stock and such dividend parity securities, if any, on such dividend payment date will be declared pro rata in proportion to the respective amount of all accumulated, if applicable, but unpaid dividends on such series of preferred stock and all parity stock payable on such dividend payment date. Therefore, if we are not paying full dividends on any outstanding parity securities, we will not be able to pay full dividends on the applicable series of preferred stock.

We may issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks on parity with such series of preferred stock as to dividend rights, rights upon liquidation or voting rights.

We will be able to issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks equally to such series of preferred stock as to dividend payments and rights upon our liquidation or winding up of our affairs pursuant to our Second Amended and Restated Certificate of Formation (our “Certificate of Formation”) and the statement of resolution relating to such series of preferred stock without the vote or consent of the holders of such series of preferred stock. The issuance of additional shares of a series of preferred stock or any additional class or series of our capital stock could have the effect of reducing the amounts available to such series of preferred stock upon our liquidation or the winding up of our affairs. It also may reduce dividend payments on such series of preferred stock if we do not have sufficient funds to pay dividends on all shares of such series of preferred stock outstanding and other classes or series of capital stock with equal priority with respect to dividends.

Although holders of a series of preferred stock will be entitled to limited voting rights, as described in the applicable prospectus supplement, with respect to the circumstances under which the holders of such series of preferred stock will be entitled to vote, each series of preferred stock is expected to vote together as a single class along with all other series of our preferred stock that we have issued or may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of a series of preferred stock may be significantly diluted, and the holders of such other series of preferred stock that we have issued or may issue may be able to control or significantly influence the outcome of any vote.

No series of preferred stock will be convertible into our common stock at any time or have any protection in the event of a change of control.

No series of preferred stock will be convertible into our common stock at any time. In addition, the terms of each series of preferred stock will not contain any provisions that protect the holders of such series of preferred stock in the event that we experience a change of control. Holders of a series of preferred stock are not expected to have any voting rights with respect to any merger or other transaction in which any shares of such series of preferred stock remain outstanding with the terms thereof materially unchanged, or shares of preferred stock into which such series of preferred stock are converted or exchanged in connection therewith contain terms materially unchanged as compared to the terms of such series of preferred stock, taking into account that, upon the occurrence of such merger or other transaction, we may not be the surviving entity. Additionally, a consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

A series of preferred stock may represent a perpetual equity investment in us, in which case we would not be obligated to redeem such series of preferred stock on or after the date it becomes redeemable at our option.

A series of preferred stock may be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. As a result, holders of such preferred stock may be required to bear the financial risks of an investment in such preferred stock for an indefinite period of time.

Any decision we may make at any time to propose a redemption of any series of preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness or any capital stock expressly stated to be senior to such series of preferred stock may limit our ability to redeem such series of preferred stock. If we redeem a series of preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security.

As a holder of preferred stock, you will have limited voting rights.

Holders of preferred stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of a series of preferred stock will have the right to vote only with respect to authorizing classes or series of capital stock senior to such series of preferred stock and with respect to certain fundamental changes in the terms of such series of preferred stock and as otherwise expressly required by Texas law.

Risks Related to Debt Securities

None of our subsidiaries will be guarantors of any debt securities, and therefore any debt securities will be structurally subordinated to the liabilities of our subsidiaries.

We are a holding company with no operations of our own and conduct all of our business through our subsidiaries, which include special purpose finance vehicles that hold a significant portion of our loan and lease portfolio. Our only significant asset is the outstanding capital stock of our subsidiaries, and our subsidiaries have incurred substantial indebtedness. Unless otherwise stated in the applicable prospectus supplement, none of our subsidiaries will guarantee our debt securities offered hereby, and therefore such debt securities will rank effectively junior to any liabilities of our subsidiaries. Notably, a significant portion of our subsidiaries’ receivables have been pledged to secure the repayment of debt issued under their credit or other secured funding facilities or in securitization transactions. Except to the extent that we are recognized as a creditor of such subsidiary, in the event of a foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest in the assets of those subsidiaries and would be subordinate to any indebtedness of those subsidiaries senior to that held by us. For a description of our subsidiaries’ indebtedness, see our consolidated financial statements and related notes included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Although certain debt securities offered hereby will be referred to as “senior notes,” such debt securities will be effectively subordinated to the rights of our existing and future secured creditors.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities offered hereby will be our unsecured obligations, and therefore such debt securities will rank pari passu in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment to such debt securities and effectively junior to all of our secured indebtedness and other secured obligations, to the extent of the assets securing such indebtedness.

The Indentures (as defined below) permit us to incur additional indebtedness, including secured indebtedness. If we were to default under our obligations under any of our secured indebtedness, our secured creditors could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including any series of debt securities. In addition, upon any distribution of assets pursuant to any foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding, secured creditors will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of our unsecured indebtedness, including any series of debt securities, will be entitled to receive any payment with respect thereto. Holders of debt securities would be entitled to participate ratably with holders of our unsecured indebtedness, and potentially with all of our other general creditors, in our remaining assets. As a result, the holders of debt securities may recover proportionally less than holders of secured indebtedness.

The covenants in the Indentures will not necessarily restrict our ability to take actions that may impair our ability to repay any debt securities.

Although the Indentures include or will include covenants that will restrict us from taking certain actions, the terms of these covenants will include important exceptions that you should review carefully before investing in any debt securities. Among other things, the Indentures will not require us or any of our subsidiaries to maintain any financial ratios or repurchase debt securities in the event of a change of control and will not limit our or our subsidiaries’ ability to incur indebtedness, repurchase or prepay any indebtedness, or make investments or other payments. Such actions may adversely affect our ability to perform our obligations under the Indentures and any series of debt securities and could intensify the related risks that we face. This could also lead to the credit rating on any series of debt securities being lowered or withdrawn.

If you purchase redeemable debt securities, we may choose to redeem such securities when prevailing interest rates are relatively low.

If your debt securities are redeemable at our option, we may choose to redeem such securities from time to time. Prevailing interest rates at the time we redeem your debt securities may be lower than the rate borne by such securities as of their original issue date. In such a case, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the debt securities being redeemed. If the prospectus supplement or pricing supplement applicable to a series of debt securities provides that we have the right to redeem such securities, our ability to redeem such securities at our option may affect the market value of such securities. In particular, as the redemption date or dates approach, the market value of the debt securities generally will not rise substantially above the redemption price because of the optional redemption feature.

We are not a bank, and investments in the debt securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other third-party source.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the debt securities are not obligations of, or guaranteed by, any other entity, and only we are obligated to pay the principal of, premium, if any, and interest, if any, on, the debt securities, and only our assets are available for this purpose. No third-party private or government source guarantees return of your investment in the event of a failure by us to pay any interest or premium on, or the principal of, the debt securities. No banking relationship exists between us and investors.

The amount of interest payable on any Floating Rate Notes is set only once per period based on the Benchmark, which rate may fluctuate substantially.

The amount of interest payable on certain series of debt securities (“Floating Rate Notes”) may bear interest at a floating rate determined by reference to one or more interest rate bases, such as the federal funds rate, the treasury rate, the prime rate, the secured overnight financing rate (“SOFR”) or other such interest rate basis or interest rate formula as specified in the applicable prospectus supplement or pricing supplement (with respect to each series of

Floating Rate Notes, the “Benchmark”), plus a spread to be specified in the applicable prospectus supplement or pricing supplement. The floating rate may be volatile over time, which could result in holders of the Floating Rate Notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the Floating Rate Notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of the applicable Benchmark are not necessarily indicative of future levels. Any historical upward or downward trend in the Benchmark is not an indication that the Benchmark is more or less likely to increase or decrease at any time during the life of the Floating Rate Notes, and you should not take the historical levels of the Benchmark as an indication of its future performance. You should further note that, although the actual Benchmark on an interest payment date or at other times during an interest rate period (an “Interest Period”) may be higher than the Benchmark on the applicable date on which the interest rate is determined for such Interest Period (the “Determination Date”), you will not benefit from the Benchmark at any time other than on such Determination Date. As a result, changes in the Benchmark may not result in a comparable change in the market value of the Floating Rate Notes.

Reform of SOFR and the regulation or discontinuation of this and other Benchmarks may adversely affect the value of and return on any debt securities based on or linked to a Benchmark.

SOFR and other indices which are deemed “benchmarks” have been the subject of recent national, international, and other regulatory guidance and reform. These reforms may cause such Benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any debt securities based on or linked to a Benchmark.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of Benchmarks could increase the costs and risks of administering or otherwise participating in the setting of a Benchmark and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain Benchmarks, trigger changes in the rules or methodologies used in certain Benchmarks, or lead to the disappearance of certain Benchmarks.

Any consequential changes to SOFR or any other Benchmark as a result of United States, European Union or other international, national or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any debt securities based on or linked to such Benchmark.

SOFR published by the New York Federal Reserve has a limited history. The future performance of SOFR cannot be predicted based on the historical performance of SOFR.

Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR or Floating Rate Notes linked to SOFR (“SOFR-Linked Notes”) may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or SOFR-Linked Notes. Changes in the levels of SOFR may affect the return on SOFR-Linked Notes and the trading price of such debt securities, but it is impossible to predict whether such levels will rise or fall.

The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.

The New York Federal Reserve (or its successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR-Linked Notes, which may adversely affect the trading prices and marketability of such debt securities. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.

Any failure of SOFR to gain market acceptance could adversely affect value of SOFR-Linked Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on SOFR-Linked Notes and the price at which you can sell such debt securities.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in term SOFR, simple average SOFR and compounded average SOFR for an applicable period (“Compounded SOFR”) generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for SOFR-Linked Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

The secondary trading market for SOFR-Linked Notes may be limited.

Because SOFR is a relatively new market rate, an established trading market for SOFR-Linked Notes may never develop or may not be very liquid. Market terms for SOFR-Linked Notes, such as the spread over the applicable Benchmark used to determine the interest payable on such debt securities, may evolve over time and, as a result, trading prices of such SOFR-Linked Notes may be lower than those of later-issued debt securities that are linked to SOFR. Similarly, if SOFR does not prove to be widely used in floating rate debt securities, the trading price of SOFR-Linked Notes may be lower than that of floating rate debt securities that are linked to rates that are more widely used. Investors in SOFR-Linked Notes may not be able to sell such SOFR-Linked Notes at all or may not be able to sell such SOFR-Linked Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, for SOFR-Linked Notes for which the applicable interest rate for an Interest Period is determined at or prior to the beginning of such Interest Period, investors wishing to sell such SOFR-Linked Notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable Interest Period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk.

The interest rate on our SOFR-Linked Notes may be based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

For certain of our SOFR-Linked Notes (“Compounded SOFR Notes”), the interest rate for each Interest Period will be based on Compounded SOFR, which will be calculated according to a specific formula that will be described in the applicable prospectus supplement or pricing supplement using the SOFR Index published by the New York Federal Reserve and not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. For this and other reasons, the interest rate on such Compounded SOFR Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such Compounded SOFR Notes on the interest payment date for such Interest Period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in such Compounded SOFR Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in the applicable Indenture and such Compounded SOFR Notes before making an investment in such Compounded SOFR Notes. If the market adopts a different calculation method than used in the applicable Indenture and such Compounded SOFR Notes, that would likely adversely affect the market value of such Compounded SOFR Notes.

Interest payments due on a series of Compounded SOFR Notes will only be capable of being determined near the end of the relevant Interest Period.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, interest payments due on a series of Compounded SOFR Notes will be determined only near the end of the relevant Interest Period. Therefore, holders of such Compounded SOFR Notes will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such interest payment date for such Compounded SOFR Notes. In addition, some investors may be unwilling or unable to trade such Compounded SOFR Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of such Compounded SOFR Notes.

The SOFR Index may be modified or discontinued, and Compounded SOFR Notes may bear interest by reference to a rate other than Compounded SOFR, either of which could adversely affect the value of such Compounded SOFR Notes.

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in Compounded SOFR Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on Compounded SOFR Notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the interest rate on Compounded SOFR Notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.

Interest on SOFR-Linked Notes will be calculated using a reference rate other than the applicable Benchmark if a Benchmark Transition Event occurs.

Upon the occurrence of certain circumstances or events (a “Benchmark Transition Event”), the interest rate on SOFR notes will no longer be determined by reference to SOFR, but instead by reference to a different rate or a different Benchmark (a “Benchmark Replacement”).

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to SOFR-Linked Notes in accordance with the Benchmark transition provisions, including with respect to any further adjustments thereto, could adversely affect the rate of interest on such SOFR-Linked Notes, which could adversely affect the return on, value of and market for such SOFR-Linked Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to SOFR or that any Benchmark Replacement will produce the economic equivalent of SOFR as a reference rate for interest on such SOFR-Linked Notes.

The provisions governing the determination and implications of a Benchmark Transition Event and any Benchmark Replacement will be described more fully in any applicable prospectus supplement or pricing supplement.

The Benchmark Replacements are uncertain and may not be a suitable replacement for SOFR.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, the terms of the SOFR-Linked Notes will provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such SOFR-Linked Notes if a Benchmark Transition Event occurs. If each such alternative rate is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to the SOFR-Linked Notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on the SOFR-Linked Notes.

In addition, unless otherwise specified in the applicable prospectus supplement or pricing supplement, the Benchmark transition provisions will provide for certain adjustments to be made in determining the Benchmark Replacement in order to make such Benchmark Replacement equivalent to SOFR. However, such adjustments will not necessarily make the Benchmark Replacement equivalent to SOFR. In particular, as such adjustments may be one-time in nature, they may not be responsive to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on SOFR-Linked Notes may be determined by reference to a Benchmark Replacement even if the applicable Benchmark continues to be published.

Unless otherwise specified in the applicable prospectus supplement or pricing supplement, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The rate of interest on SOFR-Linked Notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on SOFR-Linked Notes may be adversely affected.

We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the SOFR-Linked Notes.

We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the SOFR-Linked Notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on SOFR-Linked Notes. In particular, if a Benchmark Transition Event occurs with respect to SOFR-Linked Notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions governing such SOFR-Linked Notes, and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on SOFR-Linked Notes than would be the case in the absence of a Benchmark Transition Event.

Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. Unless otherwise specified in the applicable prospectus supplement or pricing supplement, all determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion and will be conclusive for all purposes and binding on us and holders of the SOFR-Linked Notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the SOFR-Linked Notes, and unless otherwise specified in the applicable prospectus supplement or pricing supplement, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable SOFR-Linked Notes or any other party. These potentially subjective determinations may adversely affect the value of SOFR-Linked Notes, the return on SOFR-Linked Notes and the price at which you can sell the SOFR-Linked Notes.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the offered securities for general corporate purposes, which could include working capital expenditures, acquisitions, refinancing other debt or other capital transactions. Net proceeds of any offering may be temporarily invested prior to use. The application of proceeds will depend upon our funding requirements at the time and the availability of other funds.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock is not complete and may not contain all the information you should consider before investing in our preferred stock. This description is summarized from, and qualified in its entirety by reference to, our Certificate of Formation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of 10,000,000 shares of common stock, par value $0.0001 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. As of September 30, 2022, we had 5,050,000 shares of common stock outstanding, all of which are owned by General Motors Holdings LLC, a wholly owned subsidiary of GM; we had 1,000,000 shares of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series A, outstanding; we had 500,000 shares of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series B, outstanding; and we had 500,000 shares of Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C, outstanding.

At the direction of our board of directors, we may issue shares of preferred stock from time to time. Our board of directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more series of preferred stock. As of the date of this prospectus, three series of preferred stock have been designated and established by our board of directors. The rights of any series of preferred stock include, among others:

●	special voting rights;

●	preferential liquidation and/or preemptive rights;

●	preferential cumulative or noncumulative dividend rights;

●	redemption and/or put rights; and

●	conversion and/or exchange rights.

Except as set forth in our Certificate of Formation or as otherwise required by Texas law, each outstanding share of preferred stock shall not be entitled to vote on any matter on which the shareholders of our Company shall be entitled to vote, and shares of any series of preferred stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of shares of any series of preferred stock shall have the right to vote as a separate class on any amendment, waiver, repeal or modification of any provision of the statement of resolutions creating such series of preferred stock to the extent provided in the statement of resolutions creating such series of preferred stock.

Each series of preferred stock will be issued under a statement of resolutions, which forms, or will form, a part of our Certificate of Formation at the time such preferred stock is issued. The terms of any particular series of preferred stock offered pursuant to this prospectus will be described in the applicable prospectus supplement, including (where applicable) the designations, powers and preferences, and the relative, participating, optional or other rights (in each case, if any), and the qualifications, limitations or restrictions of any unissued series of preferred stock. The prospectus supplement relating to a particular series of preferred stock will also generally describe the federal income tax consequences applicable to such series of preferred stock.

Any preferred stock that we issue will, when issued, be fully paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock and on a parity with shares of any other then-outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

Certain Business Combination Restrictions

Section 21.606 of the Texas Business Organizations Code restricts certain business combinations between us and an affiliated shareholder for three years after the shareholder becomes an affiliated shareholder. The restrictions do not apply if our board of directors approved the transaction that caused the shareholder to become an affiliated shareholder or if the business combination is approved by the affirmative vote of two-thirds of our voting stock that is not beneficially owned by the affiliated shareholder at a meeting of shareholders called for that purpose within six months of the affiliated shareholder’s acquiring the shares. Although we may elect to exclude ourselves from the restrictions imposed by Section 21.606, our Certificate of Formation does not do so.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under one or more Indentures between us and a trustee. Certain debt securities may be issued pursuant to:

●

an indenture, dated as of October 13, 2015 (as supplemented, amended or otherwise modified, the “senior indenture”), between us and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Senior Notes Trustee”);

●

an indenture, dated as of June 21, 2017 (as supplemented, amended or otherwise modified, the “term indenture”), among, inter alia, us and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Term Notes Trustee”); or

●

an indenture (the “subordinated indenture” and, together with the senior indenture, the term indenture and any other indenture pursuant to which debt securities are offered hereby, collectively the “Indentures” and, each, an “Indenture”) between us and a trustee to be named in such Indenture (together with the Senior Notes Trustee, the Term Notes Trustee and any other trustee under an Indenture, collectively the “Trustees” and, each, a “Trustee”).

The senior indenture, the term indenture and the form of subordinated indenture have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. We will file the definitive subordinated indenture as an exhibit to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part.

The terms of any series of debt securities will include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the applicable Indenture. The Indentures will be subject to and governed by the terms of the TIA. Each Indenture is subject to any amendments or supplements we may enter into from time to time that are permitted under such Indenture. We will file any amendments or supplements to the Indentures as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. This summary is subject to and qualified in its entirety by reference to all the provisions of the Indentures. You may obtain copies of the Indentures as described under “Where You Can Find More Information; Incorporation by Reference.”

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture.

Such debt securities will rank effectively junior to our subsidiaries’ indebtedness and other obligations and our secured indebtedness and other obligations. See “Risk Factors—Risks Related to Debt Securities—None of our subsidiaries will be guarantors of any debt securities, and therefore any debt securities will be structurally subordinated to the liabilities of our subsidiaries” and “Risk Factors—Risks Related to Debt Securities—Although certain debt securities offered hereby will be referred to as “senior notes,” such debt securities will be effectively subordinated to the rights of our existing and future secured creditors.” In addition, our operations are conducted through our subsidiaries and, therefore, we are dependent upon the cash flows of our subsidiaries to meet our obligations, including our obligations under any debt securities. See “Risk Factors—Risks Related to Securities—Our ability to service our debt and other obligations is dependent upon our subsidiaries.” We and our subsidiaries have a significant amount of outstanding indebtedness. For a description of such indebtedness, see our consolidated financial statements and related notes included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

The Indentures will not limit the amount of debt securities that we may issue and will provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par, at a premium or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also will not limit our ability to incur other debt.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, as well as any modifications or additions to the general terms of the applicable Indenture. These terms will include, among others, the title, maturity, price and rate of interest on such debt securities, any deletions from, modifications of or additions to the events of default or covenants with respect to the applicable series of debt securities, terms related to optional or mandatory redemption of such debt securities, and any other terms of such debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be initially listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will generally describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and will generally describe the federal income tax consequences applicable to such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

Unless otherwise indicated in the applicable prospectus supplement, the applicable Trustee will act as paying agent and registrar for the debt securities under the applicable Indenture. We may act as paying agent or registrar under the Indentures.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payment by us of principal of, premium, if any, and interest, if any, on such subordinated debt securities.

The subordinated indenture will not limit the issuance of additional senior indebtedness.

Guarantees

If specified in the applicable prospectus supplement, the debt securities of any series may be fully and unconditionally guaranteed by one or more of our subsidiaries. However, the Indentures do not require that any of our subsidiaries, GM or any other person be a guarantor of any series of debt securities. The applicable prospectus supplement relating to any series of guaranteed debt securities will specify the terms of the applicable guarantees.

Certain Covenants

Except as set forth below or in any supplemental indenture, officer’s certificate or board resolution establishing a series of debt securities under an Indenture, or as otherwise permitted under such Indenture, the Indentures will not:

●	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

●

contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a decline in the credit rating of our debt securities, a change of control, recapitalization or similar restructuring or in the case of any other event.

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Merger, Consolidation or Sale of Assets

Each Indenture will provide that we may not consolidate or merge with or into (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of our Company and our subsidiaries, taken as a whole, in one or more related transactions, to another person unless (i) either (A) we are the surviving entity or (B) the person formed by or surviving any such consolidation or merger (if other than our Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the person formed by or surviving any such consolidation or merger (if other than our Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all of our obligations under the debt securities and the applicable Indenture pursuant to an agreement reasonably satisfactory to the applicable Trustee (or, with respect to debt securities issued under the term indenture, a supplemental indenture); and (iii) immediately after such transaction, no default or event of default under the applicable Indenture has occurred and is continuing.

Information Rights

Each Indenture will provide that, whether or not we are subject to the periodic reporting requirements of the Exchange Act, so long as any debt securities are outstanding, we will furnish to the holders or cause the applicable Trustee to furnish to the holders (or file with the SEC for public availability), within the time periods specified in the SEC’s rules and regulations, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, we will file or cause to be filed a copy of all such reports with the SEC for public availability (unless the SEC will not accept such a filing, in which case we will post such reports on our website within the time periods that would apply if we were required to file those reports with the SEC). To the extent any such reports are filed electronically on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), such filing shall be deemed to be furnished to the holders of debt securities and the applicable Trustee.

Calculation of Original Issue Discount and Other Amounts

We will promptly, at the end of each calendar year, calculate the original issue discount accrued on outstanding debt securities as of the end of such year and shall determine whether the amount of original issue discount qualifies for the de minimis exception rule as set forth in Section 1273(a)(3) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). If such calculated amount does not qualify for the de minimis exception rule, then we will subsequently file no later than January 15th of each calendar year (a) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding debt securities as of the end of such year and (b) such other specific information relating to such original issue discount as may then be relevant under the Code.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control) which could adversely affect holders of debt securities.

Events of Default

Unless otherwise provided for in the applicable prospectus supplement, the term “event of default,” when used in any Indenture, means any of the following:

•

failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•

failure to pay when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on any security of such series, and, in certain circumstances, continuance of such default for a period of more than three Business Days;

•

failure on our part to comply with any other covenant or agreement in the Indenture that applies to the debt securities for 90 days after we have received written notice from the applicable Trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding affected by the failure to comply in the manner specified in the applicable Indenture;

•	events of bankruptcy, insolvency or reorganization of our Company or any applicable guarantor;

•

any guarantee by any applicable guarantor being held unenforceable or invalid, or any applicable guarantor denying or disaffirming its obligations under its guarantee, except as permitted by the applicable Indenture; or

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

If an event of default occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the applicable Trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Each Indenture requires us and any guarantor (to the extent such guarantor is so required under the TIA) to deliver an officer’s certificate with the applicable Trustee within 120 days after the end of each fiscal year regarding compliance with the terms of the applicable Indenture. Within 30 days of becoming aware of any default or event of default, we are required to deliver to the applicable Trustee a statement specifying such default or event of default.

The holders of a majority in aggregate principal amount of the then-outstanding debt securities of any series so affected (with each series treated as a separate class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee, subject to certain exceptions. The Indentures will provide that in case an event of default has occurred and is continuing, the applicable Trustee will be required, in the exercise of its respective power, to use the degree of care and skill of a prudent person in the conduct of its own affairs. Subject to such provisions, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any holder of debt securities, unless such holder has offered to such Trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

Satisfaction and Discharge

An Indenture will be discharged and will cease to be of further effect as to all debt securities that have been issued thereunder when:

•	either:

•

all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the applicable Trustee for cancellation; or

•

all debt securities that have not been delivered to the applicable Trustee for cancellation have become due and payable pursuant to a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited funds with the applicable Trustee as trust funds in trust solely for the benefit of the holders thereof, in amounts as will be sufficient to pay and discharge the aggregate indebtedness on the debt securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, on and interest, if any, on the debt securities to the date of maturity or redemption;

•	we have paid or caused to be paid all sums payable by us in respect of such debt securities under the applicable Indenture; and

•	we have delivered an officer’s certificate and opinion of counsel each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants and Certain Events of Default

Unless otherwise indicated in the applicable prospectus supplement, we may elect, with respect to any debt securities of any series, either:

•

to defease and be discharged from all of our obligations with respect to such debt securities, except for: (i) the rights of holders of such outstanding debt securities to receive payments in respect of the principal of, premium, if any, and interest, if any, on such debt securities when such payments are due from the trust referred to below; (ii) our obligations with respect to such debt securities concerning issuing temporary debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trusts, duties and immunities of the applicable Trustee, and our obligations in connection therewith; and (iv) the legal defeasance provisions of the applicable Indenture (“legal defeasance”); or

•

to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and thereafter (i) any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities and (ii) the events described above under “—Events of Default” (other than non-payment events) will no longer constitute events of default under the applicable Indenture with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before legal defeasance or covenant defeasance can be effected:

•

we must irrevocably deposit with the applicable Trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities or a combination thereof, in amounts as will be sufficient to pay the principal of, premium, if any, and interest, if any, on the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

•

we must deliver to the applicable Trustee an opinion of counsel to the effect that that the holders or beneficial owners, as applicable, of such debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such legal defeasance or covenant defeasance, as the case may be, had not occurred;

•

no default or event of default may have occurred or continue with respect to debt securities of such series on the date of such deposit (other than a default or event of default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities of such series) or, insofar as such default or event of default is related to bankruptcy or insolvency, at any time in the period ending on the 91st day after the date of deposit;

•

such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the applicable Indenture) to which we are a party or bound;

•

we must deliver to the applicable Trustee an opinion of counsel to the effect that, on the 91st day following the deposit, such funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor’s rights generally;

•

we must deliver an officer’s certificate stating that the deposit was not made with the intent of preferring holders of the series of debt securities being redeemed over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

•	we must deliver an officer’s certificate and opinion of counsel stating that all conditions precedent relating to the defeasance have been complied with.

The applicable prospectus supplement may further describe any provisions permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification and Waiver

Without the consent of any holders of any series of debt securities, we and the applicable Trustee may enter into one or more supplemental indentures for any of the following purposes:

•

to cure any ambiguity or to correct or supplement any provision contained in the applicable Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the applicable Indenture or in any supplemental indenture;

•

to convey, transfer, assign, mortgage or pledge to such Trustee as security for the debt securities of one or more series, or any guarantees endorsed thereon or attached thereto, any property or assets and to secure, or, if applicable, provide additional security for, any debt securities or guarantees and to provide for matters relating thereto, and to provide for the release of any collateral as security for any debt securities or guarantees;

•	to evidence the succession of another entity to our Company and the assumption of our covenants by the successor;

•	to add one or more covenants for the benefit of the holders of all or any series of debt securities;

•	to add any additional events of default for all or any series of debt securities;

•	to establish the form or terms of debt securities of any series;

•

other than with respect to the senior indenture, to add to or change any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee or to comply with the rules of any applicable securities depository;

•

to change or eliminate any provision of the applicable Indenture; provided that any such change or elimination shall not apply to any outstanding debt security of any series issued prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•

to make any change that would provide any additional rights or benefits to the holders of the debt securities or that does not materially adversely affect the legal rights under the applicable Indenture of any holder of the debt securities;

•

to supplement any of the provisions of the applicable Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, or any tranche thereof, pursuant to the terms of such Indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or tranche or any other series of debt securities in any material respect;

•	to add a guarantor or permit any entity to guarantee the obligations under any series of debt securities or to transfer property or assets to the trustee as security for any series of debt securities;

•

to conform the text to any provision of the “Description of Debt Securities” in this base prospectus or in any provision of the “Description of the Notes” in any prospectus supplement relating to the debt securities or any series of debt securities to the extent that such provision was intended to be a verbatim recitation of a provision set forth in the applicable Indenture or any amendment or supplement thereto;

•	to comply with the requirements of the SEC to maintain the qualification of the applicable Indenture under the TIA; or

•

to make any other provisions with respect to matters or questions arising under the applicable Indenture; provided that such action shall not adversely affect in any material respect the interests of the holders of any debt securities of any series outstanding on the date of such supplemental indenture.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture (voting together as a single class) is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, any Indenture or debt securities pursuant to a supplemental indenture. However, no amendment may, without the consent of the holders of each outstanding debt security directly affected thereby:

•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver of or with respect to the applicable Indenture;

•	reduce the principal or change the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time for payment of interest, including default interest, on any debt security of that series;

•	alter any of the provisions with respect to the redemption of the securities of any series;

•

waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any of the debt securities payable in any currency other than that stated in the debt securities of that series;

•

make any change to certain provisions of the applicable Indenture relating to, among other things: (i) the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any debt security;

•	release any guarantor providing a guarantee to any debt securities from any of its obligations under such guarantee, except in accordance with the terms of the applicable Indenture; or

•	make any change in the ranking or priority of any debt security or any guarantee thereof that would adversely affect the holders of such debt security.

A supplemental indenture that changes or eliminates any provision of the applicable Indenture expressly included solely for the benefit of holders of debt securities of one or more particular series of debt securities will be deemed not to affect the rights under such Indenture of the holders of debt securities of any other series.

The holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable Indenture. The holders of not less than a majority in aggregate principal amount of the then-outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the applicable Indenture with respect to the debt securities of such series, except a default in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series.

No Personal Liability of Directors, Officers, Employees and Shareholders

No director, officer, employee, incorporator or shareholder of ours, as such, shall have any liability for any of our obligations, covenants or agreements under the debt securities or the Indentures, or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each holder of debt securities, by accepting such debt securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Book-Entry System

Each debt security will be represented by one or more global securities registered in the name of The Depository Trust Company (the “Depositary” or “DTC”), or a nominee of the Depositary (each such debt security, a “book-entry debt security”). Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”

Denominations, Registrations and Transfer

The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations that are even multiples of $1,000. A direct holder may have his or her debt securities broken into, or “exchanged” for, more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

A direct holder may exchange or transfer debt securities at the office of the applicable Trustee. Such Trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

A direct holder will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the selection of securities for redemption and ending on the earliest date of notice of such redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Governing Law

The Indentures and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Concerning the Trustee

The Indentures contain certain limitations on the rights of the Trustees, should any become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustees will be permitted to engage in other transactions; however, if a Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of the then-outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable Trustee on behalf of the holders of debt securities of such series, subject to certain exceptions. The applicable Indenture will provide that in case an event of default shall occur (which shall not be cured), the applicable Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the applicable Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request of any holder of debt securities, unless such holder shall have offered to such Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Computershare Trust Company, N.A. currently acts as the Senior Notes Trustee under the senior indenture, and U.S. Bank Trust Company, National Association currently acts as the Term Notes Trustee under the term indenture. Each of Computershare Trust Company, N.A. and U.S. Bank Trust Company, National Association currently act on other agreements with our Company in a variety of roles, including that of a bank, fiduciary and/or in an agency capacity, and such relationships change from time to time.

Concerning the Paying Agents

We shall maintain one or more paying agents for the payment of principal of, premium, if any, and interest, if any, on, a series of debt securities. We have initially appointed Computershare Trust Company, N.A. as our paying agent for any debt securities issued under the senior indenture and U.S. Bank Trust Company, National Association as our paying agent for any debt securities issued under the term indenture.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “Global Securities”). The Global Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co., the nominee of DTC. So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered holder of such Global Security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such Global Security. The registered holder of a security will be treated as the owner of it for all purposes. Except under the circumstance described below or as otherwise described in the applicable prospectus supplement, the securities will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual securities it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC, a nominee of DTC to DTC or another nominee of DTC or DTC or any nominee of DTC to a successor depositary or any nominee of such successor.

Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

In connection with any proposed transfer outside the book-entry only system, the holders of debt securities must provide to the applicable Trustee all information necessary to allow such Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. Such Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.

Purchases of ownership interests in Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global Securities, except in the event that use of the book-entry system for the Global Securities is discontinued, or if, with respect to debt securities, an event of default has under the applicable Indenture occurred and is continuing.

To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of interests in the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such ownership interests are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of a Global Security is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Global Security to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts ownership interests in the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of Participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to Direct Participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as depositary with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depositary is not appointed by us within 90 days, definitive securities in registered certificated form are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Global Security certificates will be printed and delivered to DTC.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the Global Security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more Global Securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the Global Securities. Any beneficial interest in a Global Security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the Global Securities.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Payments with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the securities sold outside of the United States and cross-market transfers of the securities associated with secondary market trading.

Same-Day Settlement and Payment

The underwriters will settle the securities in immediately available funds. We will make all payments in respect of the securities in immediately available funds.

The securities will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the securities are issued in certificated form, and secondary market trading activity in the securities will therefore be required by DTC to settle in immediately available funds.

Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility or liability for the performance by DTC, Clearstream or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations, or for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other matter relating to the actions and practices of

DTC, Clearstream or Euroclear or their respective participants or indirect participants.

The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. The operations and procedures of DTC, Clearstream and Euroclear are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

●	through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed; at variable prices, which method may be changed from time to time; at market prices prevailing at the time of sale; at prices related to such prevailing market prices; or at negotiated prices (or any combination of the foregoing).

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of General Motors Financial Company, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries at December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers

Section 8.101 of the Texas Business Organizations Code provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity, that his conduct was in the corporation’s best interest, and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings, and does not include a judgment, a penalty, a fine or an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding.

Our Third Amended and Restated Bylaws (our “Bylaws”) provide for indemnification of directors and officers to the fullest extent permitted by the Texas Business Organizations Code. Our Bylaws permit us to purchase and maintain liability, indemnification and/or other similar insurance. Our directors and officers are covered by insurance indemnifying them against certain liabilities that might be incurred by them in their capacities as such, including certain liabilities under the Securities Act of 1933, as amended.

Any underwriting or similar agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933. See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.

Item 16.   Exhibits

Exhibit	Description
1.1*	Form of Underwriting Agreement.

1.2	Form of Selling Agent Agreement, incorporated herein by reference to Exhibit 1.1 to the Registration Statement on Form S-3, filed on June 21, 2017.

3.1

Second Amended and Restated Certificate of Formation of General Motors Financial Company, Inc., incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K, filed on February 10, 2021.

3.2	Third Amended and Restated Bylaws of General Motors Financial Company, Inc., incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K, filed on February 10, 2021.

3.3

Statement of Resolution Establishing the Designation of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series A of General Motors Financial Company, Inc., incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on September 20, 2017.

3.4

Statement of Resolution Establishing the Designation of Fixed-to-Floating Rate Cumulative Perpetual Preferred Stock, Series B of General Motors Financial Company, Inc., incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on September 24, 2018.

3.5

Statement of Resolution Establishing the Designation of Fixed-Rate Reset Cumulative Perpetual Preferred Stock, Series C of General Motors Financial Company, Inc., incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K, filed on September 16, 2020.

4.1

Indenture, dated October 13, 2015, by and among General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed on October 13, 2015.

4.1.1

Fifth Supplemental Indenture, dated March 1, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 5.250% Senior Notes due 2026, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed on March 1, 2016.

4.1.2

Eighth Supplemental Indenture, dated May 9, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 3.700% Senior Notes due 2023, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed on May 9, 2016.

4.1.3

Twelfth Supplemental Indenture, dated October 6, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 4.000% Senior Notes due 2026, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed on October 6, 2016.

4.1.4	Fifteenth Supplemental Indenture, dated January 17, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare

Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 4.350% Senior Notes due 2027, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed on January 17, 2017.

4.1.5

Eighteenth Supplemental Indenture, dated April 13, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 3.950% Senior Notes due 2024, incorporated herein by reference to Exhibit 4.4 on the Current Report on Form 8-K, filed on April 13, 2017.

4.1.6

Twenty-Second Supplemental Indenture, dated June 30, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 4.350% Senior Notes due 2027, incorporated herein by reference to Exhibit 4.4 on the Current Report on Form 8-K, filed on June 30, 2017.

4.1.7

Twenty-Fifth Supplemental Indenture, dated November 7, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 3.500% Senior Notes due 2024, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed on November 7, 2017.

4.1.8

Twenty-Sixth Supplemental Indenture, dated January 5, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the Floating Rate Notes due 2023, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on January 5, 2018.

4.1.9

Twenty-Seventh Supplemental Indenture, dated January 5, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 3.250% Senior Notes due 2023, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed on January 5, 2018.

4.1.10

Twenty-Eighth Supplemental Indenture, dated January 5, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 3.850% Senior Notes due 2028, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed on January 5, 2018.

4.1.11

Thirty-First Supplemental Indenture, dated April 10, 2018, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 4.350% Senior Notes due 2025, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K, filed on April 10, 2018.

4.1.12

Thirty-Second Supplemental Indenture, dated June 19, 2018, by and among General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to the 4.150% Senior Notes due 2023, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on June 19, 2018.

4.1.13	Thirty-Fourth Supplemental Indenture, dated January 17, 2019, between General Motors

Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 5.100% Senior Notes due 2024 and 5.650% Senior Notes due 2029, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed on January 17, 2019.

4.1.14

Thirty-Sixth Supplemental Indenture, dated January 9, 2020, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 2.900% Senior Notes due 2025, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on January 9, 2020.

4.1.15

Thirty-Eighth Supplemental Indenture, dated June 22, 2020, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 2.750% Senior Notes due 2025 and 3.600% Senior Notes due 2030, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on June 22, 2020.

4.1.16

Thirty-Ninth Supplemental Indenture, dated August 20, 2020, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 1.700% Senior Notes due 2023 and 2.700% Senior Notes due 2027, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed on August 20, 2020.

4.1.17

Fortieth Supplemental Indenture, dated November 18, 2020, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s Floating Rate Notes due 2023, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on November 18, 2020.

4.1.18

Forty-First Supplemental Indenture, dated January 8, 2021, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 1.250% Senior Notes due 2026 and 2.350% Senior Notes due 2031, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on January 8, 2021.

4.1.19

Forty-Second Supplemental Indenture, dated April 9, 2021, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s Floating Rate Senior Notes due 2024, 1.050% Senior Notes due 2024 and 2.400% Senior Notes due 2028, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on April 9, 2021.

4.1.20

Forty-Third Supplemental Indenture, dated June 10, 2021, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 1.500% Senior Notes due 2026 and 2.700% Senior Notes due 2031, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on June 10, 2021.

4.1.21

Forty-Fourth Supplemental Indenture, dated October 15, 2021, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s Floating Rate Senior Notes due 2024, 1.200% Senior Notes due 2024 and 2.400% Senior Notes due 2028, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on October 18, 2021.

4.1.22

Forty-Fifth Supplemental Indenture, dated January 11, 2022, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s Floating Rate Senior Notes due 2027, 2.350% Senior Notes due 2027 and 3.100% Senior Notes due 2032, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on January 11, 2022.

4.1.23

Forty-Sixth Supplemental Indenture, dated April 7, 2022, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s Floating Rate Senior Notes due 2025, 3.800% Senior Notes due 2025 and 4.300% Senior Notes due 2029, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on April 7, 2022.

4.1.24

Forty-Seventh Supplemental Indenture, dated June 9, 2022, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 5.000% Senior Notes due 2027, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on June 9, 2022.

4.1.25

Forty-Eighth Supplemental Indenture, dated October 12, 2022, between General Motors Financial Company, Inc. and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, with respect to General Motors Financial Company, Inc.’s 6.050% Senior Notes due 2025, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed on October 12, 2022.

4.2

Indenture, dated June  21, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee, incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3, filed with the Securities and Exchange Commission on June 21, 2017.

4.3	Form of Subordinated Indenture, incorporated herein by reference to Exhibit 4.4 to the Registration Statement on Form S-3, filed on July 17, 2017.

4.4*	Form of Debt Securities.

4.5	Form of Term Notes (included in Exhibit 4.2).

4.6*	Form of Statement of Resolutions for Preferred Stock.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney (incorporated by reference to the signature page hereto).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Computershare Trust Company, N.A., as trustee under the indenture filed as Exhibit 4.1 above.

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S.

Bank Trust Company, National Association, as trustee under the indenture filed as Exhibit 4.2 above.

25.3**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the indenture referenced in Exhibit 4.3 above.

99.1	Form of pricing supplement (included in Exhibit 1.2).

107	Filing Fee Table.

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17.   Undertakings

(a)     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on December 7, 2022.

GENERAL MOTORS FINANCIAL COMPANY, INC.

By:	/s/ Daniel E. Berce
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Daniel E. Berce, Susan B. Sheffield and Frank E. Brown III, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Texas and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on December 7, 2022:

SIGNATURE	TITLE

/s/ Daniel E. Berce	Director, President and Chief Executive Officer
Daniel E. Berce	(Principal Executive Officer)

/s/ Susan B. Sheffield	Executive Vice President and Chief Financial Officer
Susan B. Sheffield	(Principal Financial Officer)

/s/ Connie Coffey Connie Coffey	Executive Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Mary T. Barra	Director
Mary T. Barra

/s/ Paul A. Jacobson	Director
Paul A. Jacobson